UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Landmark Street
Marco Island, FL	34145
(Address of Principal Executive Offices)	(Zip Code

Registrant’s telephone number, including area code: 800-560-9198

1201 S. Alma School Road, Suite 12500

Mesa, AZ  85210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03

Bankruptcy.

On March 21, 2019, the Board of Directors of Spindle, Inc. (the “Company”) voted to authorize Management to file a petition for relief under Chapter 7 of the United States Bankruptcy Code. On March 22, 2019, the Company filed a petition for relieve under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida.

The proceeding is captioned In re Spindle, Inc., case number 9:19-bk-02549. The initial hearing for creditors has been scheduled for April 23, 2019, and the enclosed Notice of Bankruptcy Case Filing has been sent to known creditors. A receiver/trustee has not yet been appointed, though the Company expects one to be during the April 23 hearing.

The information required to be provided under Item 1.03(b)(5) is enclosed in the Voluntary Bankruptcy Petition, as filed with the court.

Item 5.02

Departure of Directors or Certain Officers.

On March 21, Joseph Horowitz and Ronald McIntyre submitted their resignations from Spindle, Inc.’s (the “Company”) Board of Directors. Mr. Horowitz and Mr. McIntyre both noted that their departures were not due to any conflict or disagreement with the Company or its Management.

The remaining Directors, Mr. Wesser and Board Chairman Dr. Scott, subsequently met and accepted the resignations.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

17.1	Resignation of Joe Horowitz

17.2	Resignation of Ron McIntyre

20.1	Voluntary Bankruptcy Petition

20.2	Notice of Bankruptcy Case Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPINDLE, INC.

Date: March 29, 2019	By:	/s/ Jack Scott
Jack Scott
Interim Chief Executive Officer

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